Exhibit 99.1

BIO-TECHNE RELEASES FIRST QUARTER FISCAL 2025 RESULTS

Minneapolis/October 30, 2024/ Bio-Techne Corporation (NASDAQ: TECH) today reported its financial results for the first quarter ended September 30, 2024.

First Quarter FY2025 Highlights

●First quarter organic revenue increased by 4% (5% reported) to $289.5 million.

●GAAP earnings per share (EPS) was $0.21 versus $0.31 one year ago. Delivered adjusted EPS of $0.42 compared to $0.41 one year ago.

●Continued adoption and utilization across the Diagnostics & Spatial Biology (“DSS”), formerly Diagnostics & Genomics, portfolio led to 14% organic segment growth (14% reported).

●Continued uptake of our cell and gene therapy workflow solutions, including strong growth in our GMP reagent offerings.

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). Adjusted diluted EPS, adjusted net earnings, adjusted gross margin, adjusted operating income, adjusted tax rate, organic growth, adjusted operating margin, earnings before interest, taxes, depreciation, and amortization (EBITDA), and adjusted EBITDA are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of non-GAAP Adjusted Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“The start to fiscal 2025 was largely consistent with our expectations, as a high-level of execution by the Bio-Techne team drove continued momentum across our Diagnostics & Spatial Biology segment,” said Kim Kelderman, President and Chief Executive Officer of Bio-Techne. “This was augmented by strong results in our cell and gene therapy business, including robust growth in our GMP reagent portfolio. The strength in cell and gene therapy, combined with favorable year-to-date funding dynamics, gives us increased confidence in the forthcoming recovery in our biotech end market.”

Kelderman added, “Our growth pillars, as well as our core portfolio, continue to outperform in what has proven to be a prolonged period of challenges facing the industry. The high value this novel portfolio brings to our research and clinical diagnostics customers positions the business for an even stronger future. We remain focused on delivering the solutions our customers rely on to catalyze advances in science and medicine while creating value for all our stakeholders.”

Bio-Techne will host an earnings conference call today, October 30, 2024 at 8:00 a.m. CDT. To listen, please dial 1-877-407-9208 or 1-201-493-6784 for international callers, and reference conference ID 13749405. The earnings call can also be accessed via webcast through the following link https://investors.bio-techne.com/ir-calendar.

A recorded rebroadcast will be available for interested parties unable to participate in the live conference call by dialing 1-844-512- 2921 or 1-412-317-6671 (for international callers) and referencing Conference ID 13749405. The replay will be available from 11:00 a.m. CDT on Wednesday, October 30, 2024, until 11:00 p.m. CST on Saturday, November 30, 2024.

First Quarter Fiscal 2025

Revenue

Net sales for the first quarter increased 5% to $289.5 million. Organic growth was 4% compared to the prior year, with foreign currency exchange impacting sales by approximately 1%. A business held-for-sale did not have a material impact.

GAAP Earnings Results

GAAP EPS was $0.21 per diluted share, versus $0.31 in the same quarter last year. GAAP operating income for the first quarter of fiscal 2025 decreased 28% to $40.0 million, compared to $55.9 million in the first quarter of fiscal 2024. GAAP operating margin was 13.8%, compared to 20.2% in the first quarter of fiscal 2024. Current year GAAP operating margin was unfavorably impacted by restructuring and restructuring-related charges.

Non-GAAP Earnings Results

Adjusted EPS increased to $0.42 per diluted share compared to $0.41 in the same quarter last year. Adjusted operating income for the first quarter of fiscal 2025 decreased 4% compared to the first quarter of fiscal 2024. Adjusted operating margin was 29.0%, compared to 31.4% in the first quarter of fiscal 2024. Adjusted operating margin was impacted by product mix and re-instatement of incentive compensation accruals.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s business segments, as highlighted below.

Protein Sciences Segment

The Company’s Protein Sciences segment is one of the world’s leading suppliers of specialized proteins such as cytokines and growth factors, immunoassays, antibodies and reagents, to the biotechnology and academic research communities. Additionally, the segment provides an array of platforms useful in various areas of protein analysis. Protein Sciences segment’s first quarter fiscal 2025 net sales were $204.5 million, which remained flat from sales of $204.7 million for the first quarter of fiscal 2024. As of December 31, 2023, a business within the Protein Sciences Segment met the criteria as held-for-sale; this held-for-sale business has been excluded from the segment’s fiscal 2025 operating results. The exclusion of first quarter of fiscal 2025 sales related to this held-for-sale business reduced sales by 1%. Organic growth for the segment was 1%, with foreign currency exchange having an immaterial impact. Protein Sciences segment’s operating margin was 39.4% in the first quarter of fiscal 2025 compared to 43.2% in the first quarter of fiscal 2024. The segment’s operating margin decreased primarily due to product mix and re-instatement of incentive compensation accruals.

Diagnostics and Spatial Biology Segment (formerly Diagnostics and Genomics Segment)

The Company’s Diagnostics and Spatial Biology segment provides blood chemistry and blood gas quality controls, hematology instrument controls, immunoassays and other bulk and custom reagents for the in vitro diagnostic market. The Diagnostics and Spatial Biology segment also develops and provides spatial biology products as well as exosome-based diagnostics for various pathologies, including prostate cancer. The Diagnostics and Spatial Biology segment’s first quarter fiscal 2025 net sales were $83.2 million, an increase of 14% from $72.8 million for the first quarter of fiscal 2024. Organic revenue growth was 14% for the first quarter of fiscal 2025, with foreign currency exchange having an immaterial impact. The Diagnostics and Spatial Biology segment’s operating margin was 5.1% in the first quarter of fiscal 2025 compared to 0.7% in the first quarter of fiscal 2024. The segment’s operating margin increased due to volume leverage and productivity initiatives, partially offset by re-instatement of incentive compensation accruals.

Use of non-GAAP Adjusted Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include:

•	Organic growth
•	Adjusted diluted earnings per share
•	Adjusted net earnings
•	Adjusted tax rate

•	Adjusted gross margin
•	Adjusted operating income
•	Adjusted operating margin

• Earnings before interest, taxes, depreciation, and amortization (EBITDA)

• Adjusted EBITDA

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measure of organic revenue represents revenue growth excluding revenue from acquisitions within the preceding 12 months, the impact of foreign currency, the impact of businesses held-for-sale, as well as the impact of partially-owned consolidated subsidiaries. Excluding these measures provides more useful period-to-period comparison of revenue results as it excludes the impact of foreign currency exchange rates, which can vary significantly from period to period, and revenue from acquisitions that would not be included in the comparable prior period. Revenues from businesses held-for-sale are excluded from our organic revenue calculation starting on the date they become held-for-sale as those revenues will not be comparative in future periods. Revenues from partially-owned subsidiaries consolidated in our financial statements are also excluded from our organic revenue calculation, as those revenues are not fully attributable to the Company. There was no revenue from partially-owned consolidated subsidiaries in fiscal year 2024 or fiscal year 2025.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, adjusted EBITDA, and adjusted net earnings, in total and on a per share basis, exclude stock-based compensation, which is inclusive of the employer portion of payroll taxes on those stock awards, the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, restructuring and restructuring-related costs. Stock-based compensation is excluded from non-GAAP adjusted net earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjection assumptions, variety of award types, and unpredictability of amount and timing of employer related tax obligations. The Company excludes amortization of purchased intangible assets, purchase accounting adjustments, including costs recognized upon the sale of acquired inventory, and other non-recurring items including gains or losses on goodwill and long-lived asset impairment charges, and one-time assessments from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting and selling our products, and the other ongoing costs to support our operating structure. Costs related to restructuring and restructuring-related activities, including reducing overhead and consolidating facilities, are excluded because we believe they are not indicative of our normal operating costs.  Additionally, these amounts can vary significantly from period to period based on current activity. The Company also excludes revenue and expense attributable to partially-owned consolidated subsidiaries as well as revenue and expense attributable to businesses held-for-sale in the calculation of our non-GAAP financial measures.

The Company’s non-GAAP adjusted operating margin, adjusted EBITDA, and adjusted net earnings, in total and on a per share basis, also excludes acquisition related expenses inclusive of the changes in fair value of contingent consideration, and other non-recurring items including certain costs related to the transition to a new CEO, goodwill and long-lived asset impairments, and gains. We also exclude certain litigation charges which are facts and circumstances specific including costs to resolve litigation and legal settlement (gains and losses). In some cases, these costs may be a result of litigation matters at acquired companies that were not probable, inestimable, or unresolved at the time of acquisition.

The Company’s non-GAAP adjusted EBITDA and adjusted net earnings, in total and on a per share basis, also excludes gain and losses from investments, as they are not part of our day-to-day operating decisions (excluding our equity method investment in Wilson Wolf as it is certain to be acquired in the future) and certain adjustments to income tax expense. Additionally, gains and losses from investments that are either isolated or cannot be expected to occur again with any predictability are excluded. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company’s actual results: the effect of new branding and marketing initiatives, the integration of new businesses and leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company’s customers, the impact of the growing number of producers of biotechnology research products and related price competition,  general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled “Risk Factors” in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Bio-Techne Corporation (NASDAQ: TECH) is a global life sciences company providing innovative tools and bioactive reagents for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $1.2 billion in net sales in fiscal 2024 and has approximately 3,100 employees worldwide. For more information on Bio-Techne and its brands, please visit www.biotechne.com.

Contact:	David Clair, Vice President, Investor Relations & Corporate Development

David.Clair@bio-techne.com

612-656-4416

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER
	ENDED
	9/30/2024	9/30/2023
Net Sales	$289,458	$276,935
Cost of sales	106,441	91,744
Gross margin	183,017	185,191
Operating Expenses:
Selling, general and administrative	119,161	105,331
Research and development	23,869	23,998
Total Operating Expenses	143,030	129,329
Operating income	39,987	55,862
Other income (expense)	184	(6,304)
Earnings before income taxes	40,171	49,558
Income taxes	6,571	(1,435)
Net earnings	$33,600	$50,993
Earnings per share:
Basic	$0.21	$0.32
Diluted	$0.21	$0.31
Weighted average common shares outstanding
Basic	158,531	158,130
Diluted	161,115	161,940

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

	9/30/2024	6/30/2024
ASSETS
Cash and equivalents	$187,540	$151,791
Short-term available-for-sale investments	—	1,072
Accounts receivable, net	223,688	241,394
Inventories	185,041	179,731
Current assets held-for-sale	9,459	9,773
Other current assets	42,839	33,658
Total current assets	648,567	617,419

Property and equipment, net	253,939	251,154
Right of use assets	89,221	91,285
Goodwill and intangible assets, net	1,468,589	1,479,744
Other assets	275,701	264,265
Total assets	$2,736,017	$2,703,867

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$94,624	$112,672
Contract liabilities	26,614	27,930
Income taxes payable	3,136	3,706
Operating lease liabilities - current	13,485	12,920
Other current liabilities	4,269	2,151
Total current liabilities	142,128	159,379

Deferred income taxes	50,017	55,863
Long-term debt obligations	300,000	319,000
Operating lease liabilities	85,433	87,618
Other long-term liabilities	19,789	13,157
Stockholders' equity	2,138,650	2,068,850
Total liabilities and stockholders' equity	$2,736,017	$2,703,867

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED GROSS MARGIN PERCENTAGE

(In thousands)

(Unaudited)

	QUARTER
	ENDED
	9/30/2024	9/30/2023
Total consolidated net sales	$289,458	$276,935
Business held-for-sale1)	2,303	—
Revenue from recurring operations	$287,155	$276,935

Gross margin - GAAP	$183,017	$185,191
Gross margin percentage - GAAP	63.2%	66.9%

Identified adjustments:
Costs recognized upon sale of acquired inventory	$188	$181
Amortization of intangibles	11,779	11,866
Stock-based compensation, inclusive of employer taxes	272	214
Restructuring and restructuring-related costs	4,898	—
Impact of business held-for-sale1)	(558)	—
Adjusted gross margin	$199,596	$197,452
Adjusted gross margin percentage2)	69.5%	71.3%

1)	Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.
2)	Adjusted gross margin percentage excludes both $2,303 of revenue and $558 of gross margin for a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED OPERATING MARGIN PERCENTAGE

(In thousands)

(Unaudited)

	QUARTER
	ENDED
	9/30/2024	9/30/2023
Total consolidated net sales	$289,458	$276,935
Business held-for-sale1)	2,303	—
Revenue from recurring operations	$287,155	$276,935

Operating income - GAAP	$39,987	$55,862
Operating income percentage - GAAP	13.8%	20.2%

Identified adjustments:
Costs recognized upon sale of acquired inventory	$188	$181
Amortization of intangibles	19,741	19,851
Acquisition related expenses and other	1,513	(588)
Certain litigation charges	292	—
Stock-based compensation, inclusive of employer taxes	10,637	11,494
Restructuring and restructuring-related costs	11,022	89
Impact of business held-for-sale1)	(148)	—
Adjusted operating income	$83,232	$86,889
Adjusted operating margin percentage2)	29.0%	31.4%

1)	Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.
2)	Adjusted operating margin percentage excludes both $2,303 of revenue and $148 of operating income for a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATION

NON-GAAP ADJUSTED CONSOLIDATED NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER
	ENDED
	9/30/2024	9/30/2023
Net earnings before taxes - GAAP	$40,171	$49,558
Identified adjustments:
Costs recognized upon sale of acquired inventory	188	181
Amortization of intangibles	19,741	19,851
Amortization of Wilson Wolf intangible assets and acquired inventory	2,490	4,208
Acquisition related expenses and other	1,674	(442)
Certain litigation charges	292	—
Stock-based compensation, inclusive of employer taxes	10,637	11,494
Restructuring and restructuring-related costs	11,022	89
Investment (gain) loss and other non-operating	—	(283)
Impact of business held-for-sale1)	(148)	—
Net earnings before taxes - Adjusted	$86,067	$84,656
Non-GAAP tax rate	21.5%	22.0%
Non-GAAP tax expense	$18,536	$18,615
Non-GAAP adjusted net earnings	$67,531	$66,041
Earnings per share - diluted - Adjusted	$0.42	$0.41

1) Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATION

NON-GAAP adjusted tax rate

(In percentages)

(Unaudited)

	QUARTER
	ENDED
	9/30/2024	9/30/2023
GAAP effective tax rate	16.4%	(2.9)%
Discrete items	7.2	27.4
Long-term GAAP tax rate	23.6%	24.5%
Rate impact items
Stock based compensation	(2.8)%	(2.7)%
Other	0.7	0.2
Total rate impact items	(2.1)%	(2.5)%
Non-GAAP adjusted tax rate	21.5%	22.0%

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER
	ENDED
	9/30/2024	9/30/2023
Protein Sciences segment revenue	$204,535	$204,655
Diagnostics and Spatial Biology segment revenue	83,192	72,797
Other revenue1)	2,303	—
lntersegment revenue	(572)	(517)
Consolidated revenue	$289,458	$276,935

1) Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER
	ENDED
	9/30/2024	9/30/2023
Protein Sciences segment operating income	$80,541	$88,361
Diagnostics and Spatial Biology segment operating income	4,277	527
Segment operating income	84,818	88,888
Corporate general, selling, and administrative	(1,586)	(1,999)
Adjusted operating income	83,232	86,889
Cost recognized upon sale of acquired inventory	(188)	(181)
Amortization of intangibles	(19,741)	(19,851)
Acquisition related expenses and other	(1,513)	588
Certain litigation charges	(292)	—
Stock-based compensation, inclusive of employer taxes	(10,637)	(11,494)
Restructuring and restructuring-related costs	(11,022)	(89)
Impact of business held-for-sale1)	148	—
Operating income	$39,987	$55,862

1) Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATTON

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	QUARTER
	ENDED
	9/30/2024	9/30/2023
Net earnings	$33,600	$50,993
Net interest expense (income)	1,250	4,003
Depreciation and amortization	28,137	28,540
Income taxes	6,571	(1,435)
EBITDA	69,558	82,101
Costs recognized upon sale of acquired inventory	188	181
Amortization of Wilson Wolf intangible assets and acquired inventory	2,490	4,208
Acquisition related expenses and other	1,674	(442)
Certain litigation charges	292	—
Stock-based compensation, inclusive of employer taxes	10,637	11,494
Restructuring and restructuring-related costs	11,022	89
Investment (gain) loss and other non-operating	—	(283)
Impact of business held-for-sale1)	(148)	—
Adjusted EBITDA	$95,713	$97,348

1)	Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATION

CONDENSED CASH FLOW

(In thousands)

(Unaudited)

	QUARTER
	ENDED
	9/30/2024	9/30/2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$33,600	$50,993
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	28,137	28,540
Costs recognized on sale of acquired inventory	188	181
Deferred income taxes	(5,340)	(11,591)
Stock-based compensation expense	10,184	10,093
Fair value adjustment to available-for-sale investments	—	(283)
(Gain) Loss on equity method investment	(374)	2,382
Asset impairment restructuring	6,039	—
Fair value adjustment to contingent consideration payable	—	(1,750)
Other operating activities	(8,545)	(19,182)
Net cash provided by (used in) operating activities	63,889	59,383
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of available-for-sale investments	1,085	23,759
Additions to property and equipment	(9,172)	(13,592)
Acquisitions, net of cash acquired	—	(166,426)
Distributions from (Investments in) Wilson Wolf	1,403	2,149
Investment in Spear Bio	(15,000)	—
Net cash provided by (used in) investing activities	(21,684)	(154,110)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash dividends	(12,688)	(12,654)
Proceeds from stock option exercises	25,101	14,394
Long-term debt activity, net	(19,000)	90,000
Taxes paid on RSUs and net share settlements	(4,984)	(20,228)
Net cash provided by (used in) financing activities	(11,571)	71,512
Effect of exchange rate changes on cash and cash equivalents	5,115	(8,693)
Net increase (decrease) in cash and cash equivalents	35,749	(31,908)
Cash and cash equivalents at beginning of period	151,791	180,571
Cash and cash equivalents at end of period	$187,540	$148,663